                                                                   EXHIBIT 99.1




                        Audited Financial Statements

                          Audited Financial Statements
                         and Other Financial Information

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                      For the year ended December 31, 1995
                   and the six months ended December 31, 1994

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                          Audited Financial Statements
                         and Other Financial Information


                      For the year ended December 31, 1995
                    and the six months ended December 31,1994




                                TABLE OF CONTENTS

Report of Independent Auditors...........................................................................1

Audited Financial Statements

Statement of Assets Available for Plan Benefits .........................................................3
Statement of Changes in Assets Available for Plan Benefits ..............................................4
Notes to Financial Statements............................................................................5


Other Financial Information

Schedule of Assets Held for Investment..................................................................12
Schedule of Transactions or Series of Transactions in Excess of 5 Percent of the
   Current Value of Plan Assets.........................................................................13

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan
   for Salaried Employees of Chemineer, Edlon, and Pfaudler

We were engaged to audit the accompanying financial statements and schedules of the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler for the year ended December 31, 1995 and the six months ended December 31, 1994, as listed in the table of contents. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by Vanguard Fiduciary Trust Company, the trustee of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1994 financial statements, except for comparing the information provided by the trustee with the related information included in the financial statements.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the Plan's financial statements as of December 31, 1994. The form and content of the information included in the financial statements and schedules, other than that derived from the investment information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1995 and the changes in its assets available for plan benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment for the year ending December 31, 1995, and transactions or series of transactions in excess of 5 percent of the current value of plan assets for the year ending December 31, 1995 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



May 8, 1996
Dayton, Ohio                                               /s/ Ernst & Young LLP

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                 Statement of Assets Available for Plan Benefits


                                                                                   DECEMBER 31
                                                                              1995             1994
                                                                        -----------------------------------
ASSETS
Investments at fair value:
   Robbins & Myers Common Stock                                              $ 3,434,942     $         -
   Vanguard Wellington Fund                                                    3,168,100       2,179,563
   Vanguard Windsor Fund                                                       6,297,658       1,759,425
   VMMR Prime Portfolio                                                          830,497         725,665
   Vanguard Index Small Capitalization Portfolio                                 887,509         640,083
   Vanguard Windsor II                                                         1,977,100       1,314,480
   Vanguard Index 500 Portfolio                                                   12,849               -
   Vanguard U.S. Growth Fund                                                   1,464,812               -
   T. Rowe Price Stable Value Fund                                             1,973,316               -
   Investment Contract Trust                                                   2,921,230       3,355,576
                                                                        -----------------------------------
   Total investments                                                          22,968,013       9,974,792

Receivables:
   Employer contribution receivable                                               85,315          33,287
   Employee contribution receivable                                              265,164          91,828
   Loans receivable from participants                                            380,876               -
                                                                        -----------------------------------
   Total receivables                                                             731,355         125,115
                                                                        -----------------------------------

Assets available for plan benefits                                           $23,699,368     $10,099,907
                                                                        ===================================

See accompanying notes.

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

           Statement of Changes in Assets Available for Plan Benefits


                                                                         FOR THE           FOR THE SIX
                                                                        YEAR ENDED         MONTHS ENDED
                                                                       DECEMBER 31,        DECEMBER 31,
                                                                           1995                1994
                                                                    ----------------------------------------
ADDITIONS
Contributions from employees                                           $    1,574,166      $     586,550
Contributions from employer                                                   503,518            216,565
Dividends and interest                                                        814,395            358,210
Transfer of assets from the Robbins & Myers Inc. Employee Savings
   Plan (Note 1)                                                           10,674,170                  -
                                                                    ----------------------------------------
Total additions                                                            13,566,249          1,161,325

DEDUCTIONS
Withdrawals                                                                 1,375,496            495,580
Administrative expenses                                                         1,960                615
                                                                    ----------------------------------------
Total deductions                                                            1,377,456            496,195

Unrealized and realized appreciation (depreciation)
   in fair value of investments                                             1,410,668           (572,615)
                                                                    ----------------------------------------
Net  additions                                                             13,599,461             92,515

Assets available for plan benefits at beginning of period                  10,099,907                  -
Transfer from previous plan (Note 1)                                                -         10,007,392
                                                                    ----------------------------------------
Assets available for plan benefits at end of period                       $23,699,368        $10,099,907
                                                                    ========================================

See accompanying notes.

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                         Notes to Financial Statements

                              December 31, 1995

1. DESCRIPTION OF PLAN

The Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler (the Plan) is a defined contribution plan which covers salaried employees of Chemineer, Inc., Edlon, Inc., and Pfaudler, Inc. These companies were acquired from Eagle Industries, Inc. by Robbins & Myers, Inc. (the Company) on June 30, 1994. Effective July 1, 1994, all assets and participant account balances of the Eagle Industries, Inc. Employee Savings Plan attributed to participants who were employees of Chemineer, Inc., Edlon, Inc., and Pfaudler, Inc. were transferred to the Plan.

Each year, participants can make contributions of between 2 percent and 12 percent of pretax or after-tax annual compensation, as defined by the Plan. The Company contributes 50 percent of an employee's annual contribution. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions, as well as the Company's matching contribution and any earnings on these contributions. Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable.
All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

Effective December 31, 1995, the total investment in the Robbins & Myers, Inc. Employee Savings Plan was merged with the Plan. The effect of this transaction was a $10,674,170 increase in plan assets.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                    Notes to Financial Statements (continued)



2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. The preparation of the financial statements in accordance with generally accepted accounting principles requires the use of management's estimates. All assets of the Plan are held by the trustee.

INVESTMENT VALUATION

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation (depreciation) on securities represents the difference between the current value and the cost of the investment and is reflected in the statement of changes in assets available for plan benefits as a part of unrealized and realized appreciation (depreciation) in fair value of investments.

PARTICIPANTS' ACCOUNT BALANCES

All contributions are allocated to the individual participant accounts as contributions are received.

                              Robbins & Myers, Inc.
                        Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                    Notes to Financial Statements (continued)



3. INVESTMENTS

During the period, the Plan's investments (including investments bought, sold, as well as held during the period) appreciated (depreciated) in value as follows:

                                                                 FOR THE
                                                                YEAR ENDED     FOR THE SIX MONTHS
                                                               DECEMBER 31,    ENDED DECEMBER 31,
                                                                   1995               1994
                                                            ---------------------------------------

Robbins & Myers Common Stock                                   $      14,340      $           -
Vanguard Wellington Fund                                             578,146           (137,685)
Vanguard Windsor Fund                                                259,915           (271,118)
Vanguard Index Small Capitalization Portfolio                        153,917            (36,158)
Vanguard Index 500                                                        40                  -
Vanguard Windsor II                                                  404,310           (127,654)
                                                            ---------------------------------------
                                                               $   1,410,668      $    (572,615)
                                                            =======================================

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of net assets available for plan benefits is as follows:

                                                                         DECEMBER 31
                                                                   1995               1994
                                                            ---------------------------------------

Robbins & Myers Common Stock                                      $3,434,942         $        -
Vanguard Wellington Fund                                           3,168,100          2,179,563
Vanguard Windsor Fund                                              6,297,658          1,759,425
VMMR Prime Portfolio                                                 830,497            725,665
Vanguard Index Small Capitalization Portfolio                        887,509            640,083
Vanguard Windsor II                                                1,977,100          1,314,480
Vanguard U.S. Growth Fund                                          1,464,812                  -
T. Rowe Price Stable Value Fund                                    1,973,316                  -
Investment Contract Trust                                          2,921,230          3,355,576

                              Robbins & Myers, Inc.
                        Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                    Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY

The Plan provides that participants may direct their and the Company's contributions to various types of investment funds. The changes in assets available for plan benefits of the various funds for the year ended December 31, 1995 are summarized in the following tables:

                                                                           YEAR ENDED DECEMBER 31, 1995
                                           ----------------------------------------------------------------------------------------
                                             ROBBINS &                                          VANGUARD
                                               MYERS      VANGUARD    VANGUARD      VMMR       INDEX SMALL                VANGUARD
                                              COMMON     WELLINGTON    WINDSOR      PRIME     CAPITALIZATION  VANGUARD    INDEX 500
                                              STOCK         FUND        FUND      PORTFOLIO     PORTFOLIO    WINDSOR II   PORTFOLIO
                                           ----------------------------------------------------------------------------------------
ADDITIONS
   Contributions from employees             $    42,130 $   428,679 $   361,323    $  77,142     $128,875     $  186,004    $27,609
   Contributions from employer                   66,671     104,785     102,660       32,511       39,707         58,648          -
   Dividends and interest                         1,620     149,594     288,571       47,003       31,273        112,172          -
   Transfers in                                 483,525           -       4,243        1,082            -         51,450          -
    Transfer of assets from the Robbins &
       Myers, Inc. Employee Savings Plan      2,942,046           -   3,732,881            -            -              -          -
                                           ----------------------------------------------------------------------------------------
Total additions                               3,535,992     683,058   4,489,678      157,738      199,855        408,274     27,609

DEDUCTIONS
   Withdrawals                                       32     253,813     171,320       61,897       28,327        167,059          -
   Administrative expenses                            -           -           -            -        1,960              -          -
   Transfers out                                      -      13,432           -            -       78,730              -          -
                                           ----------------------------------------------------------------------------------------
Total deductions                                     32     267,245     171,320       61,897      109,017        167,059          -

Unrealized and realized appreciation
   in fair value of investments                  14,340     578,146     259,915            -      153,917        404,310         40
                                           ----------------------------------------------------------------------------------------
Net additions                                 3,550,300     993,959   4,578,273       95,841      244,755        645,525     27,649

Assets available for plan benefits at
   beginning of year                                  -   2,209,326   1,786,627      734,656      651,055      1,331,575          -
                                           ----------------------------------------------------------------------------------------
Assets available for plan benefits at
   end of year                               $3,550,300  $3,203,285  $6,364,900     $830,497     $895,810     $1,977,100    $27,649
                                           ========================================================================================

                              Robbins & Myers, Inc.
                        Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                    Notes to Financial Statements (continued)


4. INVESTMENT FUND ACTIVITY (CONTINUED)


                                                                        YEAR ENDED DECEMBER 31, 1995
                                          -------------------------------------------------------------------------------------
                                                                                              T. ROWE
                                           INVESTMENT    VANGUARD  INTERNATIONAL              PRICE
                                            CONTRACT   U.S. GROWTH    GROWTH     TOTAL BOND   STABLE   PARTICIPANT
                                             TRUST         FUND      PORTFOLIO     MARKET   VALUE FUND    LOANS        TOTAL
                                          -------------------------------------------------------------------------------------
ADDITIONS
   Contributions from employees            $   294,762    $  15,476     $6,460        $5,706  $       -   $      - $  1,574,166
   Contributions from employer                  98,536            -          -             -          -          -      503,518
   Dividends and interest                      184,162            -          -             -          -          -      814,395
   Transfers in                                      -            -          -             -          -          -      540,300
    Transfer of assets from the Robbins &
       Myers, Inc. Employee Savings Plan       119,653    1,498,270          -             -  2,000,444    380,876   10,674,170
                                          -------------------------------------------------------------------------------------
Total additions                                697,113    1,513,746      6,460         5,706  2,000,444    380,876   14,106,549

DEDUCTIONS
   Withdrawals                                 693,048            -          -             -          -          -    1,375,496
   Administrative expenses                           -            -          -             -          -          -        1,960
   Transfers out                               448,138            -          -             -          -          -      540,300
                                          -------------------------------------------------------------------------------------
Total deductions                             1,141,186            -          -             -          -          -    1,917,756

Unrealized and realized appreciation
   in fair value of investments                      -            -          -             -          -          -    1,410,668
                                          -------------------------------------------------------------------------------------
Net (deductions) additions                    (444,073)   1,513,746      6,460         5,706  2,000,444    380,876   13,599,461

Assets available for plan benefits
   at beginning of year                      3,386,668            -          -             -          -          -   10,099,907
                                          =====================================================================================
Assets available for plan benefits
   at end of year                           $2,942,595   $1,513,746     $6,460        $5,706 $2,000,444   $380,876  $23,699,368
                                          =====================================================================================

                              Robbins & Myers, Inc.
                        Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                    Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)

The Plan provides that participants may direct their and the Company's contributions to various types of investment funds. The changes in assets available for plan benefits of the various funds for the six months ended December 31, 1994 are summarized in the following tables:

                                                                  SIX MONTHS ENDED DECEMBER 31, 1994
                                     -----------------------------------------------------------------------------------------------
                                                                              VANGUARD
                                       VANGUARD     VANGUARD     VMMR        INDEX SMALL                       INVESTMENT
                                      WELLINGTON     WINDSOR     PRIME     CAPITALIZATION  VANGUARD             CONTRACT
                                         FUND         FUND     PORTFOLIO     PORTFOLIO    WINDSOR II  GIC I-92   TRUST      TOTAL
                                     -----------------------------------------------------------------------------------------------
ADDITIONS
   Contributions from employees      $  147,292    $ 133,062   $ 41,087    $  52,915   $    76,742 $       -  $ 135,452   $  586,550
   Contributions from employer           50,895       48,323     17,715       18,994        26,526         -     54,112      216,565
   Dividends and interest                55,358      139,393     11,293       24,223        63,899    11,250     52,794      358,210
   Transfers in                               -       17,703     48,459          577        10,000         -    596,043      672,782
                                     -----------------------------------------------------------------------------------------------
Total additions                         253,545      338,481    118,554       96,709       177,167    11,250    838,401    1,834,107

DEDUCTIONS
   Withdrawals                           80,484       81,657     62,470        8,456        32,501    48,449    181,563      495,580
   Administrative expenses                    -            -          -          615             -         -          -          615
   Transfers out                         51,175            -     20,316            -         3,310   596,914      1,067      672,782
                                     -----------------------------------------------------------------------------------------------
Total deductions                        131,659       81,657     82,786        9,071        35,811   645,363    182,630    1,168,977

Unrealized and realized depreciation
   in fair value of investments         137,685      271,118          -       36,158       127,654         -          -      572,615
                                     -----------------------------------------------------------------------------------------------
Net (deductions) additions              (15,799)     (14,294)    35,768       51,480        13,702  (634,113)   655,771       92,515

Transfer from previous plan (Note 1)  2,225,125    1,800,921    698,888      599,575     1,317,873   634,113  2,730,897   10,007,392
                                     -----------------------------------------------------------------------------------------------
Assets available for plan benefits at
   end of period                     $2,209,326   $1,786,627   $734,656     $651,055    $1,331,575 $       - $3,386,668  $10,099,907
                                     ===============================================================================================

                              Robbins & Myers, Inc.
                        Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                    Notes to Financial Statements (continued)



5. INCOME TAX STATUS

The Plan administrator will apply with the Internal Revenue Service for the Plan to qualify under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, not be subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification.

6. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1995, the Plan held 114,498 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1995 17,661 shares were purchased at a cost of $515,630.

                           OTHER FINANCIAL INFORMATION

                              Robbins & Myers, Inc.
                       Savings Plan for Salaried Employees
                        of Chemineer, Edlon, and Pfaudler

                     Schedule of Assets Held for Investment

                                December 31, 1995


                                               SHARES/                        CURRENT
           DESCRIPTION OF INVESTMENT            UNITS           COST           VALUE
- ----------------------------------------------------------------------------------------
Robbins & Myers Common Stock                114,498.000     $ 2,533,529    $ 3,434,942
Vanguard Wellington Fund                    129,680.710       2,733,878      3,168,100
Vanguard Windsor Fund                       433,424.502       6,308,487      6,297,658
VMMR Prime Portfolio                        830,496.530         830,497        830,497
Vanguard Index Small Capitalization
    Portfolio                                47,669.880         773,314        887,509
Vanguard Windsor II                          95,697.008       1,707,015      1,977,100
Vanguard Index 500 Portfolio                    223.076          12,809         12,849
Vanguard U.S. Growth Fund                    71,980.934       1,464,812      1,464,812
T. Rowe Price Stable Value Fund           1,973,315.870       1,973,316      1,973,316
Investment Contract Trust                 2,921,229.900       2,921,230      2,921,230
                                                           =============================
                                                            $21,258,887    $22,968,013
                                                           =============================

                     Robbins & Myers, Inc. Savings Plan for
              Salaried Employees of Chemineer, Edlon, and Pfaudler

Schedule of Transactions or Series of Transactions in Excess of 5 Percent of the
                          Current Value of Plan Assets

                      For the year ended December 31, 1995


             IDENTITY              DESCRIPTION      NUMBER             NUMBER                                             NET
                OF                      OF            OF     PURCHASE    OF      SELLING     HISTORICAL    CURRENT       GAIN
          PARTY INVOLVED              ASSETS      PURCHASES   PRICE    SALES      PRICE         COST        VALUE       (LOSS)
- ------------------------------------------------------------------------------------------------------------------------------

CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
Robbins & Myers
   Common Stock              Shares                    16   $515,630      -    $        -   $        -   $        -      $  -
Vanguard Wellington Fund     Participating Units       40    768,299      -             -            -            -         -
Vanguard Windsor Fund        Participating Units       32    846,241      -             -            -            -         -
Investment Contract Trust    Participating Units       68    700,231     59     1,252,422    1,252,422    1,252,422         -

There were no category (i), (ii) or (iv) reportable transactions for the year.